                           AUTHENTIDATE HOLDING CORP.
                              2165 TECHNOLOGY DRIVE
                           SCHENECTADY, NEW YORK 12308

                                 PROXY STATEMENT
                        Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]

Check the appropriate box:
        [ ]    Preliminary Proxy Statement
        [X]    Definitive Proxy Statement
        [ ]    Definitive Additional Materials
        [ ]    Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  AUTHENTIDATE HOLDING CORP.
-----------------------------------------------------------------------------------------------
                      (Name of the Corporation as Specified in Charter)
                                  Ira C. Whitman, Secretary
-----------------------------------------------------------------------------------------------
                          (Name of Person(s) Filing Proxy Statement)
-----------------------------------------------------------------------------------------------
Payment of Filing Fee (check the appropriate box)
        [X]    No Fee Required
        [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        (1)    Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------------------------------
        (2)    Aggregate number of securities to which transaction applies:2

-----------------------------------------------------------------------------------------------
        (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
-----------------------------------------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------------------------------------
        (5)    Total Fee Paid

-----------------------------------------------------------------------------------------------
        [ ]    Fee paid previously with preliminary materials:

-----------------------------------------------------------------------------------------------
        [ ]    Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.
        (1)    Amount previously paid:

-----------------------------------------------------------------------------------------------
        (2)    Form, Schedule or Registration no.:

-----------------------------------------------------------------------------------------------
        (3)    Filing party:

-----------------------------------------------------------------------------------------------
        (4)    Date filed:

-----------------------------------------------------------------------------------------------

                           AUTHENTIDATE HOLDING CORP.
                              2165 TECHNOLOGY DRIVE
                              SCHENECTADY, NY 12308

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on January 23, 2003

To the Stockholders of AUTHENTIDATE HOLDING CORP.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at the Desmond Hotel, 660 Albany Shaker Road, Albany, New York, on January 23, 2003 at 10:00 a.m., New York time. The Annual Meeting of Stockholders is being held for the purpose of:

1.      Electing six Directors to Authentidate's Board of Directors; and

2. Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

        The close of business on November 27, 2002 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

        You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Stockholders.

                                            By Order of the Board of Directors,



                                            Ira C. Whitman, Secretary

Dated: December 20, 2002


        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           AUTHENTIDATE HOLDING CORP.
                              2165 TECHNOLOGY DRIVE
                              SCHENECTADY, NY 12308

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Stockholders
                         To Be Held on January 23, 2003

        This Proxy Statement and the accompanying form of proxy have been mailed on or about December 20, 2002 to the Stockholders of record of shares of Common Stock and Series A Preferred Stock as of November 27, 2002, of AUTHENTIDATE HOLDING CORP., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of Authentidate for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. at the Desmond Hotel, 660 Albany Shaker Road, Albany, New York, on Thursday, January 23, 2003 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

        On November 27, 2002 (the "Record Date"), there were issued and outstanding 19,993,786 shares of Common Stock, 100 shares of Series A Preferred Stock, 28,000 shares of Series B Preferred Stock, and 3,900 shares of Series C Preferred Stock. Only holders of Common Stock and Series A Preferred Stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one vote on each matter submitted to Stockholders. SHARES OF AUTHENTIDATE'S COMMON STOCK AND SERIES A PREFERRED STOCK REPRESENTED BY AN EFFECTIVE PROXY IN THE ACCOMPANYING FORM WILL, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED IN THE PROXY, BE VOTED:

        1. FOR the election of the six (6) persons nominated by the Board of Directors; and

        2. FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

        Any proxy may be revoked at any time before it is voted. A Stockholder may revoke a Proxy by notifying the Secretary of Authentidate either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a Proxy bearing a later date or by voting in person at the Annual Meeting. Election of Directors is by plurality vote, with the six nominees receiving the highest vote totals to be elected as Directors of Authentidate. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors. Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to Authentidate's Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote.

        The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of Authentidate's Common Stock and Series A Preferred Stock held of record by such persons, and Authentidate may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

        The Annual Report to Stockholders for the fiscal year ended June 30, 2002, including financial statements, accompanies this Proxy Statement. The principal executive offices of Authentidate are located at 2165 Technology Road, Schenectady, New York 12308. The Company's telephone number is (518) 346-7799.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of Authentidate has selected PricewaterhouseCoopers LLP, Certified Public Accountants, as its independent accountants for the current fiscal year. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by PricewaterhouseCoopers LLP consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP, for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended June 30, 2002, and for the review of the financial statements included in Authentidate's Quarterly Reports on Form 10-Q for that fiscal year were $152,000.

Financial Information Systems Design and Implementation Fees

        The Company did not incur any fees billed by PricewaterhouseCoopers LLP, for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2002.

All Other Fees

        Fees billed to us by PricewaterhouseCoopers LLP, during the fiscal year ended June 30, 2002 for all other non-audit services rendered consisted of $74,000 for tax related and other services, including the review of our registration statements filed with the Securities and Exchange Commission. In the course of its meetings, the Audit Committee has considered whether PricewaterhouseCoopers' provision of these other services is compatible with maintaining its independence and has determined that these payments did not compromise its independence.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Securities entitled to vote at the meeting are Authentidate's Common Stock and Series A Preferred Stock. Each share of Common Stock and Series A Preferred Stock entitles its holder to one vote on each matter submitted to Stockholders, voting together as a single class. As of the Record Date, there were 19,993,786 shares of Common Stock and 100 shares of Series A Preferred Stock issued and outstanding.

        Under the terms of the Series A Preferred Stock, no shares of Series A Preferred Stock may be issued to any persons other than John Botti, Authentidate's Chief Executive Officer and President, and Ira Whitman, Authentidate's Senior Vice President and Secretary. The Series A Preferred Stock are deemed automatically canceled upon the occurrence of any of the following
(i) the death of the holder; (ii) the voluntary termination of employment by the holder; (iii) the voluntary resignation by a holder from the Board of Directors; or (iv) the failure by such holder to own, beneficially, as determined under Regulation 13d-3 of the Exchange Act of 1934, at least 5% of the issued and outstanding Common Stock of Authentidate. Currently, Mr. Botti beneficially owns 100 shares of Series A Preferred Stock and the 100 shares owned by Mr. Whitman were deemed cancelled since he no longer owns in excess of the 5% of the issued and outstanding Common Stock of Authentidate. The holder(s) of shares of the Series A Preferred Stock, voting as a separate class, have the sole right to elect a majority of the Board of Directors, and to remove any such directors elected by the holders of the Series A Preferred Stock. The Company has been advised by the sole holder of shares of Series A

Preferred Stock (John T. Botti) that he has elected not to exercise such rights.

        The following table sets forth certain information as of the Record Date, with respect to (i) each director and each executive officer, (ii) and all directors and officers as a group, and (iii) the persons (including any "group" as that term is used in Section l3(d)(3) of the Securities Exchange Act of
l934), known by Authentidate to be the beneficial owner of more than five (5%) percent of Authentidate's Common Stock and Series A Preferred Stock.


                                                      AMOUNT AND NATURE
                           NAME AND ADDRESS OF          OF BENEFICIAL         PERCENTAGE
     TYPE OF CLASS          BENEFICIAL HOLDER           OWNERSHIP (1)        OF CLASS (*)

    Common            John T. Botti                        1,727,342 (2)         8.1%
                      c/o Authentidate Holding
                      Corp.
                      2165 Technology Drive
                      Schenectady, NY 12308

    Common            Ira C. Whitman                             174,386         0.9%
                      c/o Authentidate Holding
                      Corp.
                      2165 Technology Drive
                      Schenectady, NY 12308

    Common            Steven Kriegsman                        50,000 (3)         0.2%
                      c/o Authentidate Holding
                      Corp.
                      2165 Technology Drive
                      Schenectady, NY 12308

    Common            Dennis Bunt                            163,682 (4)         0.8%
                      c/o Authentidate Holding
                      Corp.
                      2165 Technology Drive
                      Schenectady, NY 12308

    Common            J. Edward Sheridan                      60,000 (5)         0.3%
                      c/o Authentidate Holding
                      Corp.
                      2165 Technology Drive
                      Schenectady, NY 12308

    Common            Charles Johnston                       138,570 (6)         0.7%
                      c/o Authentidate Holding
                      Corp.
                      2165 Technology Drive
                      Schenectady, NY 12308

    Common            Robert Van Naarden                      164,641(7)         0.8%
                      c/o Authentidate, Inc.
                      2 World Financial Center
                      225 Liberty St., 43rd Floor
                      New York, NY 10281

    Common            Thomas Franceski                        168,042(8)         0.8%
                      c/o Authentidate Holding
                      Corp.
                      2165 Technology Drive
                      Schenectady, NY 12308



                                                      AMOUNT AND NATURE
                           NAME AND ADDRESS OF          OF BENEFICIAL         PERCENTAGE
     TYPE OF CLASS          BENEFICIAL HOLDER           OWNERSHIP (1)        OF CLASS (*)

    Series A          John T. Botti                              100 (9)
    Preferred         c/o Authentidate Holding Corp.
    Stock             2165 Technology Drive
                      Schenectady, NY 12308

    Directors/Officers as a group                              2,646,663         12.5%
    (2)(3)(4)(5)(6)(7)(8)(9)


-------------------
(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.
(2) Includes vested stock options to purchase 1,318,001 shares of Common Stock and excludes non-vested option to purchase 16,667 shares of Common Stock.
(3)     Includes vested options to purchase 50,000 shares of Common Stock.
(4) Includes vested options to purchase 162,849 shares of Common Stock and excludes nonvested options to purchase 8,333 shares of Common Stock. Also excludes non-vested options to purchase 25,000 shares of Common Stock granted subsequent to the fiscal year end June 30, 2002.
(5)     Includes vested options to purchase 60,000 shares of Common Stock.
(6) Includes vested options to purchase 80,000 shares of Common Stock. Excludes 6,631 shares of common stock owned by CCJ Trust.
(7) Includes vested options to purchase 164,641 shares of Common Stock and excludes 382,756 non-vested options.
(8) Includes vested options to purchase 155,000 shares of Common Stock and excludes 50,000 non-vested options.
        Also includes 717 shares beneficially owned by listed holder's child.
(9) See footnote (2). Each share of Series A Preferred Stock is entitled to one vote per share.
* Based on 19,993,786 shares of Common Stock outstanding as of November 27,
2002.

                                 CERTAIN REPORTS

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires Authentidate's directors and executive officers, and persons who own more than 10% of a registered class of Authentidate's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership of common stock and other equity securities of Authentidate. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Authentidate with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports received by Authentidate, Authentidate believes that during the fiscal year ended June 30, 2002, all officers, Directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements during the 2002 fiscal year.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

        Our by-laws provide that the number of persons on the Board of Directors shall be between three and fifteen persons, as determined by the Board of Directors. The Board of Directors currently consists of six members elected for a term of one year and until their successors are duly elected and qualified.

        The affirmative vote of a plurality of the outstanding shares of Common Stock and Series A Preferred Stock voting together as a single class entitled to vote at the Annual Meeting is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

        The following table sets forth certain information as of the Record Date with respect to the directors and executive officers of Authentidate, including the six nominees who will be selected at the 2003 Annual Meeting.

             NAME           AGE    OFFICE                               DIRECTOR SINCE
             ----           ---    ------                               --------------
    John T. Botti            39    President, Chief Executive Officer         1985
                                   and Chairman of the Board

                             55    Director and Chief Executive Officer       2000
    Robert Van Naarden             of Authentidate, Inc.

                             39    Senior Vice-President, Secretary and       1985
    Ira C. Whitman                 Director

    Steven A. Kriegsman      59    Director                                   1997

    J. Edward Sheridan       65    Director                                   1992

    Charles C. Johnston      66    Director                                   1997

        All directors hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any officers or directors of Authentidate.

        In connection with Authentidate's private placement through Whale Securities Co., L.P. ("Whale"), completed in December 1995, Authentidate granted Whale the right to nominate one person to Authentidate's Board of Directors, or in the alternative, a person to attend meetings of the Board of Directors for a period of three years from the date of the closing of the private placement. In December, 1997, Whale selected Steven Kriegsman as its representative on the Board and Mr. Kriegsman continues to serve on the Board.

        John T. Botti, a co-founder, has served as President, Chief Executive Officer and Director since our incorporation in August 1985. Mr. Botti graduated from Rensselaer Polytechnic Institute with a B.S. degree in electrical engineering in 1994 with a concentration in computer systems design and in 1996 earned a Master of Business Administration degree from RPI. Mr. Botti also serves as a director of Network Specialists, Incorporated.

        Robert Van Naarden joined AHC in July 2000. Mr. Van Naarden has more than 34 years experience in general management, marketing, sales and engineering with computer related companies. From August 1997 until June 2000 he was Vice President of Sales, Marketing, Business Development and Professional Services with Sensar, Inc. From March 1996 until August 1997 he was Vice President of Worldwide Sales of Netframe, Inc. He has also held senior positions with Firepower Systems, Inc., Supermac Technology, Inc. and Digital Equipment Corp. Mr. Van Naarden was also a founder of Stardent and Convergent Technologies. He has a M.S. in Electrical Engineering from Northeastern University, an M.B.A from the Wharton School of Business at the University of Pennsylvania and a B.S. in Physics and Electrical Engineering from the University of Pittsburgh.

        Ira C. Whitman, a co-founder, is Senior Vice-President of Research and Development and a Director of AHC since our incorporation in August 1985. Mr. Whitman graduated from RPI in 1984 with a B.S. in Computer and Systems Engineering and in 1990 he earned a Masters in Engineering from RPI.

        J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm, Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College.

        Steven A. Kriegsman joined the Board of Directors in December, 1997. In 1989, Mr. Kriegsman founded The Kriegsman Group, a private financial consulting services firm and has served as its President since such time. In 1981 Mr. Kriegsman co-founded ANA Financial Services, Inc., a holding company engaged, through its subsidiaries, in securities brokerage, financial planning and investment advisory services and franchising of certified public accountants. Mr. Kriegsman served as Chairman and Chief Executive Officer of ANA Financial until 1989. Mr. Kriegsman is a former Certified Public Accountant. Mr. Kriegsman holds a B.S. from New York University.

        Charles C. Johnston joined the Board of Directors in December, 1997. Mr. Johnston has been the Chairman of Ventex Technology, Inc., a privately-held neon light transformer company, since July 1993. Mr. Johnston has also served as Chairman of AFD Technologies, a private corporation since 1994 and J&C Resources a private corporation, a position that he has held since 1987. Mr. Johnston serves as a Trustee of Worcester Polytechnic Institute and earned his B.S. degree from WPI in 1957.

        Dennis H. Bunt has been our Chief Financial Officer since September 1992. Mr. Bunt has more than 26 years of financial management experience, primarily with high-technology companies, including Mechanical Technology, Inc. and General Electric. Mr. Bunt is a certified public accountant and worked for the Boston office of KPMG from 1976 to 1979. Mr. Bunt received his M.B.A. from Babson College in 1979 and received his B.S. in Accounting from Bentley College in 1976.

        Thomas Franceski was a founder of DJS Marketing Group in 1993 and has served as President and Chief Financial Officer since its acquisition by Authentidate Holding Corp. in 1996. Prior to joining DJS, Mr. Franceski served as Chief Financial Officer of Automated Dynamics Corp., a technology based company focused on materials science technologies where his responsibilities were capital acquisition and operations. Mr. Franceski holds a B.S. degree from LeMoyne College and began his career with KPMG in Albany, New York.

Significant Employees

        Jan Wendenburg has been the President and Chief Executive Officer of Authentidate International, AG since March 2000. In 1998 he joined the Windhorst-Group, a German information technology concern, as Managing Director and in 1999 was appointed as the Chief Operating Officer to the Executive Board of Directors at Windhorst New Technologies AG, an international incubator for technology and media companies. He previously was employed by IBM in various Sales and Marketing Management positions from 1985 through 1998. Mr. Wendenburg received a degree in Trade Management from the German Department of Commerce and completed coursework towards an M.B.A. at the Open School of Business in Brussels, Belgium.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has three (3) Committees: Audit, Compensation and Executive Committee.

        Audit Committee. The Audit Committee of the Board of Directors acts to:
(i) acquire a complete understanding of Authentidate's audit functions; (ii) review with management the finances, financial condition and interim financial statements of Authentidate; (iii) review with Authentidate's independent accountants the year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by the independent accountants. During the fiscal year ended June 30, 2002, the Audit Committee met on one occasion.

        The Audit Committee adopted a written charter governing its actions on May 5, 2000. The Charter of the Audit Committee of Authentidate was attached as
Exhibit 1 to Authentidate's Proxy Statement dated February 16, 2001. All three members of Authentidate's Audit Committee are "independent" within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

        The Audit Committee hereby states that it:

        has reviewed and discussed the audited financial statements with Authentidate's management; has discussed with Authentidate's independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented; has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant's independence; and has recommended to the Board of Directors of Authentidate that the audited financial statements be included in Authentidate's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Commission.

The Audit Committee of the Board of Directors of Authentidate Holding Corp.:

        J. Edward Sheridan, Steven Kriegsman and Charles Johnston.

        Executive Committee. The members of the Executive Committee are John Botti and Ira C. Whitman. The Executive Committee has all of the powers of the Board of Directors except it may not; (i) amend the Certificate of Incorporation or Bylaws; (ii) enter into agreements to borrow money in excess of $250,000;
(iii) grant security interests to secure obligations of more than $250,000; (iv) authorize private placements or public offerings of Authentidate's securities;
(v) authorize the acquisition of any major assets or business or change the business of Authentidate; or (vi) authorize any employment agreements in excess of $75,000. The Executive Committee meets when actions must be approved in an expedient manner and a meeting of the Board of Directors cannot be convened. During Fiscal 2002, the Executive Committee did not deem it necessary to meet, but acted by unanimous written consent on three occasions.

        Compensation Committee. The members of the Compensation Committee are Steven Kriegsman, J. Edward Sheridan and Charles C. Johnston. The Compensation Committee functions include administration of Authentidate's 2000 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of Authentidate. During the fiscal year ended June 30, 2002, the Compensation Committee held no meetings and voted by unanimous written consent on one occasion.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        This report is submitted by the Compensation Committee of the Board of Directors of Authentidate Holding Corp. The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and other executive officers, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Compensation Committee currently consists of Messrs. J. Edward Sheridan, Steven Kriegsman and Charles C. Johnston.

OVERVIEW AND PHILOSOPHY.

        AHC uses its compensation program to achieve the following objectives:

        - To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve AHC's strategic objectives, as determined by the Compensation Committee;

        - To align the interest of officers with the success of AHC by linking compensation with AHC's business objectives and performance;

        - To align the interest of officers with stockholders by including long-term equity incentives; and

        - To increase the long-term profitability of AHC and, accordingly, increase stockholder value.

        To meet these goals, the Compensation Committee has adopted an executive compensation program comprised of cash compensation in the form of base salary, bonus compensation and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including restricted stock awards, medical and insurance plans and AHC's 401(k) Plan, which is generally available to all employees of AHC.

        The Board and the Compensation Committee also believe that the compensation of the Chief Executive Officer and AHC's other executive officers should be based to a substantial extent on AHC's performance and adjusted, as appropriate, based on such executive officer's performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock option awards for executive officers, the Compensation Committee considers: (a) the company's financial performance during the past year and recent quarters, (b) the individual's performance during the past year and recent quarters and (c) the salaries of executive officers in similar positions of companies of comparable size and capitalization and other companies within the software industry.

COMPENSATION COMPONENTS

        The three major components of the compensation of our executive officers are (a) base salary, (b) long-term, equity-based incentive awards and (c) bonus compensation.

Base Salary.

        Compensation levels for each of AHC's officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) AHC's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to AHC's long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation for each officer. Base salary levels for each of AHC's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer. Additionally, John T. Botti, our Chief Executive Officer, Robert Van Naarden, the Chief Executive Officer of Authentidate, Inc., Jan Wendenburg, the Chief Executive Officer of Authentidate International AG, and Dennis H. Bunt, our Chief Financial Officer have existing employment agreements, which set forth certain levels of base salary and bonus compensations. During the fiscal year ended June 30, 2002, Mr. Botti received a Base Salary of $291,630, Mr. Van Naarden received a Base Salary of $244,423, Mr. Bunt received a Base Salary of $126,612, and Mr. Wendenburg received $62,438 from March 15, 2002, the commencement date of his employment agreement, until June 30, 2002, as set forth in their respective employment agreements.

Equity Incentives.

        The compensation committee believes that stock participation aligns officers' interests with those of the stockholders. In addition, the compensation committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of AHC's common stock. Our 2000 Employee Stock Incentive Plan (the "2000 Plan"), has been established to provide all our employees, including our executive officers, with an opportunity to share, along with our stockholders, in the long-term performance of AHC. Executives are eligible to receive stock options generally not more than once a year, giving them the right to purchase shares of our common stock in the future at a price equal to the fair market value at the date of grant. Unless the Board or the Compensation Committee determines otherwise, grants to all executives, including the Chief Executive Officer, are exercisable as to one-third of the underlying shares on the each of the first three anniversaries of the grant date. Annual grants to executives other than the Chief Executive Officer are approved by the Compensation Committee based upon recommendations made by the Chief Executive Officer based upon (1) the individual executive's performance and (2) market data relating to option grants to individuals occupying similar positions at comparably situated companies.

        In making stock option grants, the Compensation Committee considers general corporate performance, individual contributions to AHC's financial, operational and strategic objectives, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the fiscal year ended June 30, 2002, the Compensation Committee believes that the current stock ownership position of the executive officers was sufficient to achieve the benefits intended by equity ownership. Based on the foregoing, during the fiscal year ended June 30, 2002, the Compensation Committee did not grant stock options to any executive officers of AHC except for Thomas Franceski, the Executive Vice President, who was granted options to purchase 100,000 shares of common stock and Jan Wendenburg, who was granted options to purchase 300,000 shares of common stock.

Other Benefits.

        AHC also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. AHC offers a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. AHC also maintains insurance and other benefit plans for its employees, including its executive officers. During the fiscal year ended June 30, 2002, no executive officers were awarded additional bonus compensation except for Mr. Franceski, who received a $19,197 cash bonus.

Chief Executive Officer Compensation.

        In the fiscal year ended June 30, 2002, Mr. John T. Botti, Chief Executive Officer, received a salary of $291,630 which represents an increase of approximately 9.9% from the prior year. In the fiscal year ended June 30, 2001, Mr. Botti received a base salary of $265,005, which represents a 30% increase from his base salary in the fiscal year ended June 30, 2000. The terms of Mr. Botti's employment compensation are determined primarily pursuant to his employment agreement which was entered into in January, 2000. In addition, the employment agreement provides for the payment of certain bonuses based upon performance by AHC. The base salary is believed by the Compensation Committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size. Mr. Botti did not receive any bonus compensation and was not granted any stock options during the fiscal year ended June 30, 2002.

Tax Deductibility of Executive Compensation.

        Section 162(m) of the Code limits the tax deduction to AHC to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Compensation Committee has considered these requirements and the regulations. It is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States Federal income tax purposes. The Compensation Committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to the disallowance under Section 162(m). Future option grants to executive officers under each of the AHC employee stock option plans will be granted by the Compensation Committee.

                                           By the Compensation Committee of
                                           of the Board of Directors of
                                           Authentidate Holding Corp.

                                           J. Edward Sheridan
                                           Steven A. Kriegsman
                                           Charles C. Johnston

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There are no Compensation Committee interlocks between the members of our Compensation Committee and any other entity. At present, J. Edward Sheridan, Steven Kriegsman and Charles C. Johnston are the members of the Compensation Committee. None of the members of the Board's Compensation Committee (a) was an officer or employee of AHC during the last fiscal year; (b) was formerly an officer of AHC or any of its subsidiaries; or (c) had any relationship with AHC requiring disclosure under Item 404 of Regulation S-K.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

        During the fiscal year ended June 30, 2002, our Board of Directors met on six occasions and voted by unanimous written consent on six occasions. No member of the Board of Directors attended less than 50% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors.

COMPENSATION OF DIRECTORS

        Directors are compensated for their services during the each fiscal year in the amount of $5,000 annually. The Directors receive options to purchase 10,000 shares for each year of service under the Non-Executive Director Stock Option Plan ("Stock Options") and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors. Directors also receive 20,000 Stock Options upon being elected to the Board.

VOTE REQUIRED

        The affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Annual Meeting is required for the approval of the nominees for Directors.

THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL I.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE COMPENSATION

        The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-K) compensation awarded to, earned by, paid by Authentidate during the years ended June 30, 2002, 2001 and 2000 to each of the named executive officers of Authentidate.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                                                           LONG TERM
                                                                                      COMPENSATION AWARDS
----------------------------------------------------------------------------------------------------------------
                                                                                               NO. OF SECURITIES
                                                                                 RESTRICTED        UNDERLYING
   NAME AND PRINCIPAL      FISCAL                               OTHER ANNUAL       STOCK             OPTIONS/
        POSITION            YEAR      SALARY       BONUS       COMPENSATION        AWARD(s)           SARS
----------------------------------------------------------------------------------------------------------------
John Botti                    2002    $291,630            0          $7,910(1)        0(2)                 0
 Chairman, President and      2001    $265,005            0          $7,760           0              444,668(3)
 Chief Executive Officer      2000    $203,665      $60,000          $3,823           0              890,000
----------------------------------------------------------------------------------------------------------------
Robert Van Naarden
 Director and
 Chief
 Executive Officer
 of                           2002    $244,423            0          $3,060(4)        0                    0
 Authentidate, Inc.           2001    $317,733            0            $426           0              547,397(5)
----------------------------------------------------------------------------------------------------------------
Dennis H. Bunt,
  Chief Financial             2002    $126,612            0          $5,426(6)        0(7)                 0
  Officer                     2001    $105,605            0          $5,573           0               86,849
----------------------------------------------------------------------------------------------------------------
Thomas Franceski,             2002    $146,231      $19,197         $11,634(9)        0              100,000(8)
   Vice President             2001     $98,125      $30,000          $6,552           0              105,000
----------------------------------------------------------------------------------------------------------------

------------------------
(1) Includes: (i) for 2002, automobile and expenses of $2,985, $2,095 for a cell phone allowance, matching contributions to AHC's 401(k) plan of $2,654 and payment of premium on term life insurance of $176; (ii) for 2001, an automobile and expenses of $2,985, matching contributions to AHC's 401(k) plan of $4,573 and payment of premiums on term life insurance of $202; and (iii) for 2000, an automobile and expenses of $1,500, matching contributions to AHC's 401(k) plan of $2,121 and the payment of premiums on term life insurance policy of $202. Excludes loans to Mr. Botti in the amount of $203,159.07 during the fiscal year ended June 30, 2002 and $317,000 during the fiscal year ended June 30, 2001.
(2) No restricted stock awards were granted to Mr. Botti in fiscal 2002. Mr. Botti, however, owned 409,391 restricted shares of our Common Stock on June 30, 2002, the market value of which was $3.31 per share on such date, without giving effect to the diminution in value attributed to the restriction on such shares.
(3) Represents options we granted pursuant to the employee's acceptance of our offer to exchange securities of Authentidate, Inc. held by such person for like securities of AHC.
(4) Represents commuting expenses of $2,884 and premiums on a term life insurance policy of $176.
(5) Represents 200,000 options granted pursuant to the terms of the employment agreement entered into between us and Mr. Van Naarden and 347,397 options granted pursuant to the employee's acceptance of our offer to exchange securities of Authentidate, Inc. held by such person for like securities of AHC.
(6) Includes: (i) for 2002, premiums on a term life insurance policy of $176 and matching contributions to AHC's 401(k) plan of $5,250 and (ii) for 2001, matching contributions to AHC's 401(k) plan of $4,573, $798 in automobile expenses and premiums on a term life insurance policy of $202.
(7) No restricted stock awards were granted to Mr. Bunt in fiscal 2002. Mr. Bunt, however, owned 883 restricted shares of our Common Stock on June 30, 2002, the market value of which was $3.31per share on such date, without giving effect to the diminution in value attributed to the restriction on such shares.
(8)     Represents options granted during the fiscal year ended June 30, 2002.
(9) Includes (i) for 2002, automobile expenses of $6,000, matching contributions to AHC's 401(k) plan of $5,458 and premiums on a term life insurance policy of $176 and (ii) for 2001, $3,600 in automobile expenses, premiums on a term life insurance policy of $202 and matching contributions to AHC's 401(k) plan of $2,750.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


---------------------------------------------------------------------------------------------------------------------------------
                                                                                 POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED ANNUAL
                                                                                    RATES OF STOCK
                                                                                PRICE APPRECIATION FOR      ALTERNATIVE TO
                                      INDIVIDUAL GRANTS                                 OPTION               (f) AND (g)
                                                                                         TERM              GRANT DATE VALUE
---------------------------------------------------------------------------------------------------------------------------------
                                    PERCENT OF
                                      TOTAL
                    NUMBER OF      OPTION/SARS      EXERCISE
                    SECURITIES      GRANTED TO         OF
                    UNDERLYING      EMPLOYEES         BASE
                  OPTION/SARS(1)    IN FISCAL         PRICE      EXPIRATION                                   GRANT DATE
    NAME (a)      GRANTED(#)(b)      YEAR (c)       (S/SH)(d)      DATE (c)    5% ($)(f)   10% ($) (g)      PRESENT VALUE $ (h)
---------------------------------------------------------------------------------------------------------------------------------
John T. Botti                 0           N/A             N/A           N/A          N/A            N/A
---------------------------------------------------------------------------------------------------------------------------------
Robert Van
Naarden                       0           N/A             N/A           N/A          N/A            N/A
---------------------------------------------------------------------------------------------------------------------------------
Dennis H. Bunt                0           N/A             N/A           N/A          N/A            N/A
---------------------------------------------------------------------------------------------------------------------------------
Thomas Franceski        100,000         10.2%           $4.70       8/15/06     $129,852      $ 286,940
---------------------------------------------------------------------------------------------------------------------------------

----------------------
        No Stock Appreciation Rights were granted to any of the named executive officers during the last fiscal year.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

        The following table contains information with respect to the named executive officers concerning options held as of the year ended June 30, 2002.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

----------------------------------------------------------------------------------------------------------

                                                 NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                      SHARES                    OPTIONS AS OF JUNE 30,             MONEY OPTIONS
                     ACQUIRED       VALUE                2002                   AT JUNE 30, 2002(1)
NAME                ON EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
John T. Botti            0            $0           1,543,001/16,667                  $837,581/0
----------------------------------------------------------------------------------------------------------

Robert Van Naarden       0            $0            164,641/382,756                      0
----------------------------------------------------------------------------------------------------------

Dennis H. Bunt           0            $0             154,516/8,333                   $36,000/0
----------------------------------------------------------------------------------------------------------

Thomas Franceski         0            $0            155,000/50,000                       0
----------------------------------------------------------------------------------------------------------

------------------------
 (1) Based upon the closing price ($3.31 per share) of our common stock on June 28, 2002 less the exercise price for the aggregate number of shares subject to the options.

STOCK OPTION PLANS

        In March 2001, our shareholders approved the 2000 Employees Stock Option Plan (the "2000 Plan") which provides for the grant of options to purchase up to 5,000,000 shares of our Common Stock. In July 2001, we filed a registration statement with the SEC to register the shares issuable upon conversion of the options granted or which may be granted under the 2000 Plan. Our shareholders were asked to adopt the 2000 Plan since there were no additional shares available for issuance under the 1992 Plan and the 1992 Plan is to expire in April 2002 and shareholder approval would have been required to increase the number of shares subject to the 1992 Plan.

        In April 1992, we adopted the 1992 Employees Stock Option Plan (the "1992 Plan") which provided for the grant of options to purchase up to 600,000 shares of the Company's Common Stock. On January 26, 1995, our stockholders approved an amendment to the 1992 Plan to increase the number of shares of Common Stock available under the 1992 Plan to 3,000,000 shares.

        Under the terms of the 2000 Plan and the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422 of the Code, or options which do not so qualify ("Non-ISOs"). As of June 30, 2002, there were outstanding an aggregate of 5,120,349 options under the 2000 Plan and 1992 Plan combined, with exercise prices ranging from $0.01 to $9.125.

        The 2000 Plan and the 1992 Plan are administered by the Compensation Committee designated by the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted. Whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option, shall be determined by the Committee. The Board or Committee shall have full authority to interpret the 1992 Plan and to establish and amend rules and regulations relating thereto.

        Under both the 2000 Plan and the 1992 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 2000 Plan and the1992 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The "fair market value" will be the closing NASDAQ bid price, or if our Common Stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of our Common Stock, or if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith.

        Previously, the Compensation Committee was authorized to grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option. In light of the passage of the Sarbanes-Oxley Act of 2002, the Compensation Committee will no longer undertake any such actions.

Non-Executive Director Stock Option Plans

        In January, 2002, our shareholders approved the 2001 Non-Executive Director Stock Option Plan. Options are granted under the 2001 Director Plan until December, 2011 to (i) non-executive directors as defined and (ii) members of any advisory board we may establish who are not full-time employees of us or any of our subsidiaries. Our shareholders were asked to adopt the 2001 Director Plan since the 1992 Non-Executive Director Stock Option Plan, as amended, was to expire in April 2002. The 1992 Director Plan was approved by our stockholders in May, 1992. With the approval of the shareholders, the 1992 Director Plan was amended in

December, 1997. Similar to the 1992 Director Plan, under the 2001 Director Plan, each non-executive director will automatically be granted an option to purchase 20,000 shares upon joining the Board and an option to purchase 10,000 shares each September 1st thereafter, pro rata, based on the time the director has served in such capacity during the previous year. Unlike the 1992 Director Plan, however, the 2001 Director Plan provides that the annual non-discretionary grant of options is to be on a pro rata basis. The 1992 Director Plan simply provided for a blanket grant of 10,000 options per year. The term non-executive director refers to a director of Authentidate who is not otherwise a full-time employee of Authentidate or any subsidiary. In addition, each eligible member of an advisory board will receive, upon joining the advisory board, and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our Common Stock. Both the 2001 and 1992 Director Plans provide that a non-executive director is not eligible to receive additional options for serving on an advisory board.

        There is no aggregate cap on the number of options which may be granted under the 2001 Director Plan. This provides us with greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the 2001 Director Plan. Since the amount, timing and terms of options granted under the 2001 Director Plan are non-discretionary, the imposition of a cap on the number of options which may be granted under the 2001 Director Plan would only serve to increase the burden of administering the 2001 Director Plan.

        As of June 30, 2002, there are outstanding 160,000 options under the 1992 Director Plan and no options have been granted under the 2001 Director Plan. The options outstanding under the 1992 Director Plan have exercise prices ranging from $0.84 to $4.81. On September 1, 2002, we granted an aggregate of 30,000 options to our non-employee directors pursuant to the 2001 Director Plan. These options have an exercise price of $2.25 per share.

        The exercise price for options granted under the both the 2001 and 1992 Director Plans is 100% of the fair market value of the common stock on the date of grant. The "fair market value" is the closing NASDAQ bid price, or if our common stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above by the Board of Directors acting in good faith. The exercise price of options granted under the 2001 Director Plan must be paid at the time of exercise in cash. Under the 1992 Director Plan, grantees had the option of paying the exercise price either in cash or by delivery of shares of our common stock or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the 2001 or 1992 Director Plan, expires five years from the date of grant. The 2001 and 1992 Director Plans are administered by a committee of the board of directors composed of not fewer than three persons who are our officers. The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the 2001 and 1992 Director Plans. Options granted under the 2001 and 1992 Director Plans are not qualified for incentive stock option treatment.

EMPLOYMENT AGREEMENTS

        In January, 2000, we entered into a new three year employment agreement with our Chief Executive Officer, expiring on January 1, 2003. The agreement provides for (i) a base salary of $250,000 in the first year of the agreement, increasing by 10% in each year thereafter; (ii)a bonus equal to 3% of our pre-tax net income, with such additional bonuses as may be awarded in the discretion of the Board of Directors;(iii)certain insurance and severance benefits; and (iv) automobile and expenses.

        In July 2000, Authentidate entered into an employment agreement with its new Chief Executive Officer for a three year term. The employment agreement provides for (i) annual salary of $250,000; (ii) an annual bonus of up to $200,000, with a minimum bonus of $80,000 during the first year; (iii) a severance agreement equal to twelve months salary in the event employment agreement is terminated without cause; (iv) the award of such number of shares of common stock of Authentidate as shall equal 5% of the shares outstanding on the date of the employment agreement, vesting in equal amounts over a four year period, commencing one year from the date of the agreement; and (v) the award of employee stock options to purchase 200,000 shares of common stock of AHC, vesting in equal amounts over a four year period, at an exercise price of $6.3125 per share.

        In October 2000, we entered into an employment agreement with our Chief Financial Officer which provides (i) an annual salary of $100,000 increasing to $110,000 on January 1, 2001; (ii) annual increases every October to be determined by the Compensation Committee of the Board of Directors; (iii) eligibility for annual bonuses at the discretion of the Compensation Committee of the Board of Directors; (iv) a severance agreement equal to twelve months salary; (v) the award of Authentidate, Inc. stock options equal to 1.25% of the outstanding stock, convertible into AHC stock options upon the approval of such conversion by our shareholders.

        In March 2002, Authentidate International, AG entered into a three-year employment agreement with its Chief Executive Officer, Mr. Jan Wendenburg. The agreement provides for (i) a base salary of $200,000 with annual increases of 5%; (ii) a bonus of up to 50% of the base salary in the event Authentidate International achieves the operating targets approved by AHC's Board of Directors; (iii) a severance payment not to exceed 18 months of his base salary or until he obtains alternative employment; and (iv) 184,000 stock options vesting over three years at an exercise price of $4.54 per share.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a line graph comparing the total cumulative return on Authentidate's common stock and the Nasdaq Composite Index and a Software Index (assuming reinvestment of dividends). The Company's common stock is listed for trading in the Nasdaq National Market under the trading symbol ADAT.


                [CUMULATIVE TOTAL SHAREHOLDER RETURN LINE GRAPH]

                      CUMULATIVE TOTAL SHAREHOLDER RETURN

DATE           AHC            NASDAQ Composite Index        NASDAQ Software Index
----
6/30/98      $10,000                 $10,000                       $10,000
6/30/99      $ 5,346                 $14,177                       $16,324
6/30/00      $32,414                 $20,932                       $27,600
6/30/01      $24,828                 $11,403                       $12,760
6/30/02      $18,262                  $7,722                        $8,030


----------------
Footnotes:

(1) Assumes $10,000 was invested at June 30, 1998 in AHC and each Index presented.

(2) The comparison indices were chosen in good faith by management. Most of our peers are divisions of large multi-national companies therefore a comparison is not meaningful. In addition, we are involved in three distinct businesses: document imaging software, authentidation/security software and computer systems integration, for which there is no peer comparison. Therefore we have chosen the NASDAQ Computer and Data Processing Index, which is primarily comprised of software companies.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

        The By-Laws of Authentidate provide for indemnification of officers and directors of Authentidate to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of Authentidate, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

        In accordance with Delaware law, Authentidate's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to Authentidate or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g. as an officer. As a result of the inclusion of such provisions, neither Authentidate nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Authentidate pursuant to the foregoing provisions, Authentidate has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our Common Stock.

        We have entered into certain loan and security arrangements involving Mr. John T. Botti, our Chairman and Chief Executive Officer, principally relating to certain obligations to financial institutions secured by Mr. Botti's stock in AHC. We initially established these arrangements in 2001, and have agreed to certain modifications in February, 2002, as described below.

        In January, 2001, we made a loan of $317,000 to Mr. Botti so as to enable him to avoid a margin call on the shares of AHC common stock owned by him that were held in a brokerage account as the Board of Directors believed that failing to do so would have a material adverse impact on the market price of its stock (the "2001 Loan"). The 2001 Loan was collateralized by a lien on all of the shares of AHC owned by Mr. Botti, as well as shares issuable to Mr. Botti upon the exercise of stock options granted to him. As of February 14, 2002, we agreed to loan an additional amount of $203,159.07 to Mr. Botti, which loan was also collateralized by a lien on all of shares of AHC owned by Mr. Botti or issuable to him (the "2002 Loan"). The 2001 Loan bears interest at the rate of 9% per annum and is due on January 5, 2003. The 2002 Loan bears interest at the rate of 6% per annum and is being repaid in bi-weekly installments of $5,000. In connection with the transactions described above, Mr. Botti pledged to us the shares of AHC stock currently owned by him or that he may later acquire upon the exercise of options. AHC's interest has been perfected as to 409,341 shares of Common Stock of AHC owned (beneficially and of record) by Mr. Botti and options to purchase 1,334,668 shares of Common Stock of AHC. The pledge additionally extends to any proceeds realized by Mr. Botti from the sale of the pledged securities. Mr. Botti has provided information demonstrating that the pledged assets are sufficient to cover his outstanding obligations to us.

        We have been advised that the proceeds of both loans have been applied in full in order to satisfy indebtedness incurred by Mr. Botti to these financial institutions. The 2001 Loan was necessitated by primarily a decline in the market price of the common stock of AHC. The 2002 Loan was primarily necessitated by the need for Mr. Botti to repay certain indebtedness arising out of private business investments. The loans were made following a determination that they were in the best interests of AHC and our shareholders in order to avoid the adverse effects of a substantial forced sale of Mr. Botti's stock in AHC by his creditors. The determination for the 2002 loan was made by the Compensation Committee as a result of the pressure on our stock price, margin calls, faced by Mr. Botti and other considerations. The 2001 loan was approved by the Board of Directors.

        As of June 30, 2002, the aggregate outstanding principal balance on our loans to Mr. Botti was $507,431. As of December 2, 2002, the aggregate outstanding balance on our loans to Mr. Botti was $455,828.

        For information concerning employment agreements with, and compensation of, our executive officers and directors, see "MANAGEMENT - Executive Compensation."

                              STOCKHOLDER PROPOSALS

        The Company's Annual Meeting of Shareholders for Year 2004 will be held on or about January 23, 2004. Any shareholder desiring to submit a proposal to Authentidate for inclusion in the proxy and proxy statement relating to that meeting must submit such proposals in writing to Authentidate before August 22, 2003.

                              FINANCIAL INFORMATION

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO IRA C. WHITMAN, SECRETARY, AUTHENTIDATE HOLDING CORP., 2165 TECHNOLOGY DRIVE, SCHENECTADY, NY 12308. Each such request must set forth a good faith representation that as of November 27, 2002 the person making the request was the beneficial owner of Common Shares or Series A Preferred Stock of Authentidate entitled to vote at the Annual Meeting of Stockholders. You may also obtain a copy of Authentidate's Form 10-K over the Internet from the SEC's Web Site, "WWW.SEC.GOV".



                             II. OTHER BUSINESS

        As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.






                                        By Order of the Board of Directors

                                        Ira C. Whitman, Secretary


December 20, 2002

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                           AUTHENTIDATE HOLDING CORP.

                ANNUAL MEETING OF STOCKHOLDERS - JANUARY 23, 2003

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John T. Botti proxy, with full power of substitution, to vote all shares of Common Stock, and Series A preferred stock of AUTHENTIDATE HOLDING CORP. owned by the undersigned at the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. to be held on January 23, 2003 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote as follows:

I.      ELECTION OF DIRECTORS

               FOR all nominees listed                                  WITHHOLD AUTHORITY
               below (except as marked                                  to vote for all nominees
               to the contrary below)   [ ]                             listed below   [ ]

 (Instruction:  To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

               John T. Botti                Ira C. Whitman                      J. Edward Sheridan

               Rob Van Naarden              Charles C. Johnston                 Steven A. Kriegsman

The proxy or his substitute, who shall be present and acting, shall have and may exercise all the powers hereby granted. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF SIX DIRECTORS UNLESS OTHERWISE SPECIFIED.

Said proxy will use his discretion with respect to any other matters which properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.


                        Dated:_______________________________

                        Signature(s)_________________________


                              _______________________________

                        (Please date and sign exactly as name appears at left. For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)